SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                        CBL & ASSOCIATES PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
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 1)    Title of each class of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]     Fee paid previously with preliminary materials.
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         Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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


              [Letterhead of CBL & Associates Properties, Inc.]
                                 One Park Place
                           6148 Lee Highway, Suite 300
                           Chattanooga, Tn 37421-6511
                               Phone 423 855-0001
                                Fax 423 490-8662


                                 March 29, 2001


Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders which will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Wednesday, May 2, 2001 at 4:00 p.m.(EDT).

     The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

     I look forward to personally meeting all stockholders who are able to attend.

                                                     Sincerely,



                                                     CHARLES B. LEBOVITZ
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                        CBL & ASSOCIATES PROPERTIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   May 2, 2001


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Wednesday, May 2, 2001 at 4:00 p.m. (EDT) for the following purposes:






1. To re-elect two directors to serve for a term of three years and until their respective successors are elected and qualified;

2. To act upon a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company's fiscal year ending December 31, 2001;

3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on March 6, 2001 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed Proxy promptly in order to ensure representation of your shares. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Returning your Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option.

                                              By Order of the Board of Directors



                                              STEPHEN D. LEBOVITZ
                                              President and Secretary


Chattanooga, Tennessee
March 29, 2001

                                 PROXY STATEMENT

                        CBL & ASSOCIATES PROPERTIES, INC.
                                6148 Lee Highway
                                    Suite 300
                          Chattanooga, Tennessee 37421

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 2, 2001


                                     PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Wednesday, May 2, 2001, at 4:00 p.m. (EDT) and at any and all postponements or adjournments thereof. Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram or personal interview and will not receive additional compensation for such services. In addition, the Company's investor relations firm, Corporate Communications, Inc., will, among other services performed for the Company, assist in the solicitation of proxies. The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies. The Company will reimburse such persons for their expense in so doing.

     The Company anticipates mailing proxy materials and the Annual Report for the Company's fiscal year ended December 31, 2000, to stockholders of record as of March 6, 2001, on or about March 29, 2001.


                                VOTING SECURITIES

     Only holders of record of the Company's Common Stock, par value $.01 per share ("Common Stock"), at the close of business on March 6, 2001, are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on such date and entitled to vote was 25,247,198. Each such share is entitled to one vote with respect to such matters.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection of the independent public accountants.

     Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee does not have discretionary authority to vote on a particular proposal) will be counted as present at the Annual Meeting for the purpose of determining whether or not a quorum exists. Abstentions and broker non-votes will generally not be counted for any other purpose, except that abstentions with respect to any proposal, other than the election of directors, will be treated as negative votes.

     Unless contrary instructions are indicated on the accompanying proxy, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

                              ELECTION OF DIRECTORS


     The Board of Directors currently consists of nine members divided into three classes (having two, three and four members, respectively) serving staggered three-year terms. Under the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), a majority of the directors must be unaffiliated ("Independent Directors") with the Company and its predecessor entity, CBL & Associates, Inc. and its affiliates ("CBL"). Each year the term of office of one class of directors expires.

     The Board of Directors intends to present for action at the Annual Meeting the re-election of Stephen D. Lebovitz and Winston W. Walker, whose present terms expire in 2001, to serve for a term of three years and until their successors are duly elected and shall qualify. Mr. Walker is one of the Company's five Independent Directors.

     Unless authority to vote for such directors is withheld, the enclosed proxy will be voted for such persons except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

                                    Nominees

     Set forth below is information with respect to the nominees for election:

Name                             Age               Current Position(1)
-----------------               -----              -----------------------------
Stephen D. Lebovitz              40                Director, President and
                                                   Secretary

Winston W. Walker                57                Director
-------------------



* The position shown represents the individual's position with the Company and with CBL & Associates Management, Inc., a Delaware corporation (the "Management Company"), through which the Company's property management and development activities are conducted.

     Stephen D. Lebovitz has served as President and Secretary of the Company since February 1999 and as a Director of the Company since the completion of its initial public offering in November 1993. Since joining CBL in 1988, Mr. Lebovitz has also served as Executive Vice President -- Development/Acquisitions, Executive Vice President -- Development, Senior Vice President -- New England Office and as Senior Vice President -- Community Center Development and Treasurer of the Company. Before joining CBL, Mr. Lebovitz was affiliated with Goldman, Sachs & Co. from 1984 to 1986. He is the President of the Boston Jewish Family and Children's Service, a member of the Board of Directors of the Combined Jewish Philanthropic, Boston, Massachusetts and a member of the Board of Directors of the Children's Hospital Trust, Boston, Massachusetts. He is a former state director of the ICSC for the New England states (Maine, Massachusetts, New Hampshire, Rhode Island and Vermont). Stephen
D.  Lebovitz  is a son of  Charles  B.  Lebovitz  and a brother  of  Michael  I.
Lebovitz.

     Winston W. Walker has served as a Director of the Company since the completion of its initial public offering and is a member of the Executive and Compensation Committees of the Board of Directors. Mr. Walker served as President and Chief Executive Officer of Provident Life and Accident Insurance Company of America ("Provident") from 1987 until October 1, 1993, and served in various other capacities with Provident from 1974 to 1987. Mr. Walker is a director of Olan Mills, Inc. of Chattanooga, Tennessee.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE "FOR" THE ELECTION OF THE
                            TWO DIRECTORS NAMED ABOVE

Directors and Executive Officers

     Set forth below is information with respect to the directors (in addition to Stephen D. Lebovitz and Winston W. Walker) and executive officers (in addition to Stephen D. Lebovitz) of the Company:

                          Term
Name                     Expires*           Age      Current Position(1)
-------------------       ----------  ------------- -------------------------
Charles B. Lebovitz       2002             64       Chairman of the Board of
                                                    Directors and Chief
                                                    Executive Officer

John N. Foy               2003             57       Vice Chairman of the Board
                                                    of Directors, Chief
                                                    Financial Officer and
                                                    Treasurer

Claude M. Ballard         2002             71       Director

Gary L. Bryenton          2002             61       Director

Martin J. Cleary          2003             65       Director

Leo Fields                2002             72       Director

William J. Poorvu         2003             65       Director

Ben S. Landress            -               73       Executive Vice President -
                                                    Management

Ronald L. Fullam           -               58       Senior Vice President -
                                                    Development

Ronald S. Gimple           -               61       Senior Vice President
                                                    and General Counsel


Michael I. Lebovitz        -               37       Senior Vice President - Mall
                                                    Projects

Farzana K. Mitchell        -               49       Senior Vice President -
                                                    Finance

George R. (Buck)
Sappenfield                -               50       Senior Vice President -
                                                    Asset Management

Jerry L. Sink              -               50       Senior Vice President - Mall
                                                    Management

Eric P. Snyder             -               51       Senior Vice President and
                                                    Director of
                                                    Corporate Leasing

Augustus N. Stephas        -               58       Senior Vice President -
                                                    Accounting and
                                                    Controller

R. Stephen Tingle          -               55       Senior Vice President -
                                                    Community Center Development
------------------

(1)      Indicates expiration of term as a director.
(2) The position shown represents the individual's position with the Company and with the Management Company.

     Charles B. Lebovitz has served as Chairman of the Board and Chief Executive Officer since the completion of the Company's initial offering and is a member of the Executive Committee of the Board of Directors. Mr. Lebovitz served as President of the Company until February 1999. Prior to the Company's formation, he served in a similar capacity with CBL. Mr. Lebovitz has been involved in shopping center development since 1961 when he joined his family's development business. In 1970, he became affiliated with Arlen Realty & Development Corp. ("Arlen") where he served as President of Arlen's shopping center division, and, in 1978, he founded CBL together with his associates (the "Associates"), including John N. Foy and Ben S. Landress. Mr. Lebovitz is an advisory director of First Tennessee Bank, N.A., Chattanooga, Tennessee and a national vice chairman of the United Jewish Appeal. Mr. Lebovitz has previously served as a trustee, vice president (Southern Division) and chairman of the International Council of Shopping Centers ("ICSC").

     John N. Foy has served as Vice Chairman of the Board of Directors and Treasurer of the Company since February 1999 and as a Director and Chief
Financial Officer of the Company since the completion of its initial public offering. Until February 1999, he served as Executive Vice President -- Finance and Secretary of the Company. Mr. Foy is a member of the Executive Committee of the Board of Directors. Prior to the Company's formation, he served in similar executive capacities with CBL. Mr. Foy has been involved in the shopping center industry since 1969 when he joined the Lebovitz family's shopping center development business. In 1970, he became affiliated with the shopping center division of Arlen, and, in 1978, joined Charles B. Lebovitz as an Associate in establishing CBL. Mr. Foy served as chairman of the board of First Fidelity Savings Bank in Crossville, Tennessee from December 1985 until April 1994. Mr. Foy currently serves as a member of the advisory board of AmSouth Bank of Chattanooga, Tennessee and as a director of the Chattanooga Airport Authority and Chattanooga Neighborhood Enterprise.

     Claude M. Ballard, CRE, M.A.I. has served as a Director of the Company since the completion of its initial public offering and is Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors. Mr. Ballard has served as a general partner, limited partner and senior consultant of Goldman Sachs & Co. and as a Senior Vice President in the real estate division of the Prudential Insurance Company of America. He is currently a director of Quapaw Council, Boy Scouts of America and Horizon Hotel Corp. Mr. Ballard has also served as chairman of the board of Rockefeller Center Properties, Inc., a mortgage real estate investment trust, and as a director of American Building Maintenance Industries, Bedford Property Investors, The MONY Group (formerly, Mutual Life Insurance Company of New York) and Taubman Centers, Inc., a shopping center real estate investment trust . Mr. Ballard currently serves as chairman of the board of directors of Merit Equity Partners, Inc.


     Gary L. Bryenton joined the Company as a Director on January 31, 2001 upon completion of the Company's acquisition of a portfolio of 21 malls and 2 associated centers from Jacobs Realty Investors Limited Partnership and certain of its affiliates and partners. See "Jacobs Acquisition". Mr. Bryenton is the executive partner of the law firm of Baker & Hostetler, LLP. He currently serves as chairman of the board of trustees of Heidelberg College and is a board member of the Cleveland Orchestra, the National Conference for Community and Justice, the Greater Cleveland Growth Association and the Rock and Roll Hall of Fame Museum.


     Martin J. Cleary joined the Company as Director on January 31, 2001 upon the completion of the Jacobs Acquisition. Mr. Cleary has announced his retirement as president and chief operating officer of the Richard E. Jacobs Group, Inc. effective on March 31, 2001. He is currently a director of Guardian Life Insurance Company and the Lamson & Sessions Company. Mr. Cleary is also an ex-officio trustee and former chairman of the ICSC.

     Leo Fields has served as a Director of the Company since the completion of its public offering and is a member of the Compensation Committee and Chairman of the Audit Committee of the Board of Directors. Mr. Fields is co-chairman of Weisberg & Fields, Inc., an investment advisory firm he started in 1991. From 1984 through 1991, Mr. Fields directed Leo Fields Interests, a private investment firm. He was affiliated with Zale Corporation from 1947 until his retirement in 1984, serving, from 1981 to 1984, as vice chairman and a member of Zale's executive committee. He is president of the Dallas Home for the Jewish Aged Endowment Foundation and a director of the M. B. and Edna Zale Foundation.

     William J. Poorvu has served as a Director of the Company since the completion of its initial public offering and is a member of the Compensation and Audit Committees of the Board of Directors. Mr. Poorvu has, since 1981, been a professor at Harvard Business School specializing in real estate courses. Mr. Poorvu is also managing partner in several private real estate companies and has previously consulted for a number of real estate concerns. He is chairman of the board of advisors of Baupost Group, L.L.C. and a trustee/director of mutual funds in the Massachusetts Financial Services Group of Funds.

     Ben S. Landress has served as Executive Vice President -- Management of the Company since January 1997. Prior to that time, Mr. Landress served as Senior Vice President -- Management of the Company and prior thereto, he served in a similar capacity with CBL. Mr. Landress directs the day-to-day management of the Company's properties and is responsible for general corporate administration. Mr. Landress has been involved in the shopping center business since 1961 when he joined the Lebovitz family's development business. In 1970, he became affiliated with Arlen's shopping center division, and, in 1978, joined Mr. Lebovitz as an Associate in establishing CBL.

     Ronald L. Fullam has served as Senior Vice President -- Development of the Company since January 1997. Prior to that time, Mr. Fullam served as Vice President -- Development of the Company. Mr. Fullam joined Arlen's shopping center development division as a project manager in August 1977 and CBL as a Vice President upon its formation in 1978.

     Ronald S. Gimple has served as Senior Vice President and General Counsel of the Company since January 1997. Mr. Gimple joined the Company in 1994 as Vice President -- Development. Prior to joining the Company, Mr. Gimple served as a vice president of The Edward J. DeBartolo Corporation, from 1987 to 1994, and, prior to 1987, he served as general counsel of Petrie Store Corporation, vice president and real estate counsel of BATUS Retail Group and vice president and general counsel of General Growth Company.

     Michael I. Lebovitz has served as Senior Vice President-- Mall Projects of the Company since January 1997. Prior to that time, Mr. Lebovitz served as Vice President-- Development and as a project manager for the Company. Mr. Lebovitz joined CBL in 1988 as a project manager for CoolSprings Galleria in Nashville, Tennessee and was promoted to Vice President in 1993. Prior to joining CBL, he was affiliated with Goldman, Sachs & Co. from 1986 to 1988. He is vice president of the Jewish Community Federation of Greater Chattanooga and serves on the board of trustees of the United Jewish Communities. Michael I. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz.

     Farzana K. Mitchell has served as Senior Vice President -- Finance of the Company since September 2000. Prior to joining the Company, Ms. Mitchell was an officer of Lend Lease Real Estate Investments in Atlanta, Georgia, having joined that company in 1983. From 1976 to 1982, Ms. Mitchell served as deputy chief financial officer of IRT Property Company, a real estate investment trust.

     George R. (Buck) Sappenfield has served as Senior Vice President -- Asset Management for the Company since joining the Company in May 2000. Prior to that time from 1993 until joining the Company, he served as president -- real estate of The Limited, Inc. and from 1983 to 1993, he served as vice president -- real estate and director of real estate -- south of The Limited, Inc. From 1972 to 1983, Mr. Sappenfield was affiliated with Melvin Simon and Associates.

     Jerry L. Sink, C.S.M. has served as Senior Vice President -- Mall Management for the Company since February 1998. Prior to that time, Mr. Sink served as Vice President -- Mall Management. Prior to joining the Company, Mr. Sink served as vice president of Retail Management of Equitable Real Estate, Chicago, Illinois, from January 1988 to June 1993 and prior to June 1988, he was affiliated with General Growth Companies, Inc. as Vice President of Management.

     Eric P. Snyder has served as Senior Vice President and Director of Corporate Leasing for the Company since January 1997. Mr. Snyder joined CBL as a project manager in 1978 and was promoted to Vice President in 1984 and to Director of Corporate Leasing in 1992. From 1974 to 1978, Mr. Snyder was a leasing agent and project manager in Arlen's shopping center division.

     Augustus N. Stephas has served as Senior Vice President -- Accounting and Controller for the Company since January 1997. Mr. Stephas joined CBL in July 1978 as Controller and was promoted to Vice President in 1984. From 1970 to 1978, Mr. Stephas was affiliated with the shopping center division of Arlen, first as accountant and later as assistant controller.

     R. Stephen Tingle has served as Senior Vice President - Community Center Development since January 2000. Prior to that time, Mr. Tingle served as Vice President and Director of Community Center Development - Chattanooga Office. Mr. Tingle joined CBL in 1986 as a project manager for independent community and neighborhood shopping centers and was promoted to Vice President of Development in 1988. From 1978 to 1986, Mr. Tingle engaged in the practice of law.


Board of Directors' Meetings and Committees

     The Board of Directors has established standing Executive, Audit and Compensation Committees. The Board of Directors has no standing Nominating Committee. The Board of Directors met 11 times during 2000. Each director attended more than 75% of the total number of Board meetings and meetings of Board committees on which the director served during fiscal year 2000.

     Executive Committee. The Executive Committee is composed of Charles B. Lebovitz (Chairman), John N. Foy and Winston W. Walker, who is an Independent Director. The Executive Committee may exercise all the powers and authority of the Board of Directors of the Company in the management of the business and affairs of the Company as permitted by law except with respect to (i) the declaration of dividends, (ii) issuance of stock, (iii) amendment to the Company's Certificate of Incorporation or Bylaws, (iv) filling vacancies on the Board of Directors, (v) approval of borrowings in excess of $40 million per transaction or series of related transactions, (vi) hiring executive officers,
(vii) approval of acquisitions or dispositions of property or assets in excess of $40 million per transaction and (viii) certain transactions between the Company and its directors and officers and certain sales of real estate and reductions of debt that produce disproportionate tax allocations to CBL pursuant to the Company's Bylaws. The Executive Committee met 4 times and took action by unanimous written consent 1 time during 2000.

     Audit Committee. The Audit Committee is composed of Leo Fields (Chairman), Claude M. Ballard and William J. Poorvu, all of whom are Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants and the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met 2 times during 2000.

     Compensation Committee. The Compensation Committee is composed of Claude M. Ballard (Chairman), Leo Fields, William J. Poorvu and Winston W. Walker, all of whom are Independent Directors. The Compensation Committee reviews and approves compensation programs generally and, specifically, salaries, bonuses, stock awards and stock options for officers of the Company of the level of vice president or higher. The Compensation Committee met 3 times and took action by unanimous written consent 1 time during 2000.

Compensation of Directors

     During 2000, each Independent Director received from the Company an annual fee of $20,000. In addition to the annual fee, each Independent Director received a meeting fee of $1,000 for each Board or Audit or Compensation Committee meeting attended and $500 for each telephonic Board meeting attended and reimbursement of expenses incurred in attending meetings. Each Independent Director serving as a member of the Executive Committee received from the Company a monthly fee of $500 in lieu of meeting fees for each Executive Committee meeting.

     Each Independent Director, on December 31 of each fiscal year of the Company, automatically receives an annual grant of options to purchase 500 shares of Common Stock having an exercise price equal to 100% of the fair market value of the shares of Common Stock on the date of grant of such option. The options granted to the Independent Directors on December 31, 2000 have an exercise price equal to $25.5625 per share (based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange ("NYSE") on December 29, 2000, the last trading day of 2000). Each holder of a director option granted pursuant to this arrangement also has the same rights as other holders of options in the event of a change in control. By Resolution dated April 30, 1996, the Compensation Committee adopted certain additional terms for options granted to the Independent Directors. Pursuant to the Resolution, options granted to the Independent Directors (i) shall have a term of 10 years from date of grant, (ii) are 100% vested upon grant, (iii) are non-forfeitable except upon the Independent Director's conviction for any criminal activity involving the Company or, if non-exercised, within one year following the date the Independent Director ceases to be a director of the Company, and (iv) are non-transferable. In addition, any person who becomes an Independent Director will receive an initial grant of 500 shares of Common Stock upon joining the Board of Directors. The transfer of such shares is restricted during the Independent Director's term and for one year thereafter pursuant to the Stock Incentive Plan.

     Gary L. Bryenton joined the Board as an Independent Director on January 31, 2001 and will be compensated for his services as an Independent Director. Martin
J. Cleary joined the Board as a Director on January 31, 2001 and will be compensated for his services to the same extent as the Independent Directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information available to the Company as of March 6, 2001, with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, as defined below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Except as otherwise indicated, the address of each person is the Company's address.

                                                      Number of           Rule 13d-3         Fully-Diluted
                                                      Shares(1)         Percentage(1)        Percentage(2)
                                                      ---------         -------------        -------------

FMR Corp.(3).......................................... 1,658,413           6.57%                3.33%
82 Devonshire Street
Boston, Massachusetts 02019

Public Employees Retirement System of Ohio(4)......... 1,500,000           5.94                 3.02
277 East Town Street
Columbus, Ohio 43215

CBL & Associates, Inc.(5)............................. 8,805,243           27.11                15.45

Charles B. Lebovitz(6)................................ 9,783,796           29.22                16.87

John N. Foy(7)........................................ 440,600             1.72                 *

Stephen D. Lebovitz(8)................................ 487,268             1.90                 *

Eric P. Snyder(9)..................................... 144,286             *                    *

Augustus N. Stephas(10)............................... 88,966              *                    *

Claude M. Ballard(11)................................. 37,500              *                    *
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

William J. Poorvu(11)................................. 24,277              *                    *
c/o Investment Resource Group
44 Brattle Street
Cambridge, Massachusetts 02138

Winston W. Walker(11)................................. 47,600              *                    *
1069 Constitution Drive
Chattanooga, Tennessee 37405

Leo Fields(12)........................................ 63,300              *                    *
c/o Weisberg & Fields, Inc.
Preston Commons East
8115 Preston Road
Dallas, Texas 75225

Gary L. Bryenton...................................... 500                 *                    *
Baker & Hostetler, LLP
3200 National City Center
1900 East 9th Street
Cleveland, Ohio 44114-3485

Martin J. Cleary (13)................................. 500                 *                    *
25408 Lake Road
Bay Village, Ohio 44140

All executive officers and directors as a group (19    11,670,544          33.50                19.67
persons)..............................................
----------------

*       Less than 1%

                                       8

(1) The Company conducts all of its business activities through CBL & Associates Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). Pursuant to the second amended and restated partnership agreement of the Operating Partnership (the "Partnership Agreement"), each of the partners of the Operating Partnership, which include, among others, CBL and certain of the executive officers named in this Proxy Statement, has the right ("CBL Rights") to exchange all or a portion of its common partnership units in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company's election. Additionally, on January 31, 2001, the Operating Partnership issued to certain affiliates of Jacobs Realty Investors Limited Partnership 12,358,187 special common units of the Operating Partnership ("SCUs"). SCUs may, at any time after the earlier of (i) January 31, 2004, or (ii) the death of the beneficial owner of the SCUs (the "Exchange Date"), be exchanged for cash, shares of the Company's Common Stock (or a one-for-one basis) or any combination of cash or shares of Common Stock, at the Company's election. See "Jacobs Acquisition" and "Certain Relationships and Related Transactions." Under the terms of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of Common Stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of Common Stock owned by a stockholder. Therefore, percentage ownership of the Common Stock is computed based on the sum of (i) 25,247,198 shares of Common Stock actually outstanding as of March 6, 2001, (ii) 8,600,159 shares of Common Stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity) and (iii) 992,000 shares of Common Stock that may be acquired within 60 days of March 6, 2001 upon the exercise of outstanding options. Amounts shown were determined without regard to applicable Ownership Limits. Because of the restriction on exchange of SCUs prior to the Exchange Date, percentage ownership of Common Stock is computed without taking into account any exchange of SCUs for shares of Common Stock.

(2) Calculated based on 25,247,198 shares of Common Stock outstanding and assuming full exercise of all CBL Rights for shares of Common Stock by all holders of common units of the Operating Partnership as well as the exchange of all SCUs for shares of Common Stock (in each case, without regard to applicable Ownership Limits) for an aggregate of 49,733,081 shares of Common Stock. Calculation does not include 2,247,517 shares of Common Stock subject to outstanding stock options other than, with respect to each person whose fully-diluted percentage is being computed, shares which may be acquired within 60 days upon the exercise of outstanding options.

(3) In a Schedule 13G/A filed on February 13, 2001 by FMR Corp. and certain of its affiliates ("FMR"), FMR reported that as of December 31, 2000 it beneficially owned 1,658,413 shares of Common Stock, or 6.57% of the total shares outstanding as of March 6, 2001. FMR reported that it possesses (i) sole dispositive power with respect to 1,658,413 shares of Common Stock and (ii) sole voting power with respect to 354,000 shares of Common Stock. The Schedule 13G/A also states that FMR has not acquired the Company's shares for the purpose of changing or influencing the control of the Company.

(4) In a Schedule 13G filed on Febnuary 6, 2001 by the Public Employees Retirement System of Ohio ("Ohio PERS"), Ohio PERS reported that as of December 31, 2000, it beneficially owned 1,500,000 shares of Common Stock, or 5.94% of the total shares outstanding as of March 6, 2001. Ohio PERS reported that it possesses sole dispositive power and sole voting power with respect to 1,500,000 shares of Common Stock.

(5) Includes (i) 1,470,054 shares of Common Stock owned directly, (ii) 7,237,823 shares of Common Stock which may be acquired upon the exercise of CBL Rights and (iii) 97,366 shares of Common Stock which may be acquired by four entities controlled by CBL & Associates, Inc. (CBL Employees Partnership/Conway, Foothills Plaza Partnership, Girvin Road Partnership and Warehouse Partnership) upon the exercise of CBL Rights.


                                       9

(6) Includes (i) 57,601 shares of Common Stock owned directly, (ii) 3,108 shares owned by Mr. Lebovitz' wife, 12,547 shares held in trusts for the benefit of his step-daughter and grandchildren (of which Mr. Lebovitz disclaims beneficial ownership) and 101,600 shares which may be acquired upon the exercise of CBL Rights and held in trusts for the benefit of Mr. Lebovitz and his sister, (iii) 352,903 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iv) 195,200 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, (v) 27,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 6, 2001, (vi) 8,805,243 shares of Common Stock beneficially owned by CBL, which Mr. Lebovitz may be deemed to beneficially own by virtue of his control of CBL, and (vii) 228,194 shares of Common Stock that may be acquired by College Station Associates, an entity controlled by Mr. Lebovitz, upon the exercise of CBL Rights.

(7) Includes (i) 103,159 shares of Common Stock owned directly, (ii) 189,241 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iii) 130,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (iv) 17,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 6, 2001.

(8) Includes (i) 82,532 shares owned directly, (ii) 238,936 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iii) 143,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (iv) 22,400 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 6, 2001.

(9) Includes (i) 9,500 shares of Common Stock owned directly, (ii) 6,283 shares of Common Stock owned by Mr. Snyder's wife and 864 shares of Common Stock owned by Mr. Snyder's children, (iii) 48,439 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iv) 66,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (v) 12,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 6, 2001.

(10) Includes (i) 3,665 shares of Common Stock owned directly, (ii) 31 shares of Common Stock owned by Mr. Stephas' wife, (iii) 27,670 shares of Common Stock which may be acquired upon the exercise of CBL Rights, (iv) 45,000 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable with respect to such shares, and (v) 12,600 shares of Common Stock subject to options granted under the Stock Incentive Plan which become exercisable with respect to such shares within sixty days of March 6, 2001.

(11) Includes 3,500 shares of Common Stock subject to immediately exercisable stock options granted to Mr. Ballard, Mr. Poorvu and Mr. Walker on December 31 of each of the years 1994 through 2000 in the amounts of 500 stock options per grant pursuant to the Stock Incentive Plan.

(12) Includes (i) 20,500 shares of Common Stock owned by a family limited partnership created by Mr. Fields and his wife on January 1, 1997 and in which Mr. Fields serves as a general partner, (ii) 40,300 shares of Common Stock held by members of Mr. Fields' family, with respect to which Mr. Fields acts as investment adviser and of which Mr. Fields disclaims beneficial ownership, and (iii) 2,500 shares of Common Stock subject to immediately exercisable stock options granted under the Stock Incentive Plan.



(13)     Does not include 215,277 SCUs beneficially owned by Mr. Cleary.

                                       10



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon the Company's review of copies of such reports furnished to it through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2000 there was full compliance with all filing requirements applicable to its officers, directors and ten percent stockholders with the exception of one executive officer (R. Stephen Tingle) failing to timely file an initial statement of beneficial ownership. This filing was subsequently made.

                          EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its next four most highly compensated executive officers (these four and Charles B. Lebovitz being herein referred to as the "named executive officers") for the Company's fiscal year ended December 31, 2000 and for the Company's fiscal years ending December 31, 1999 and 1998:


                          Summary Compensation Table(1)


                                                                              Long Term Compensation
                                                                      ----------------------------------
                                      Annual Compensation                     Awards             Payouts
                               -----------------------------------    -----------------------   --------

                                                         Other       Restricted    Securities                 All
                                                         Annual         Stock      Underlying    LTIP        Other
Name and Principal                                    Compensation     Award(s)     Options     Payouts   Compensation
Position(2)             Year   Salary($)   Bonus($)        ($)         ($)(3)         (#)         ($)         ($)
---------------------   ----   ---------   --------   ------------   ----------    ----------   -------   ------------
Charles B.              2000     467,987       --          --            275,000      16,000       --        9,197(4)
Lebovitz,               1999     454,356       --          --            200,000      16,000       --        9,197(5)
Chairman of the         1998     441,122       508         --            100,000      15,000       --        8,124(6)
Board and Chief
Executive
Officer



John N. Foy,            2000     366,320       --          --            375,000      16,000       --        9,197(4)
Director, Vice          1999     343,820       --          --            200,000      41,000       --        8,561(5)
Chairman of the         1998     296,320       508         --            225,000       8,000       --        8,124(6)
Board,  Chief
Financial
Officer
and Treasurer



Stephen D.              2000     282,223       --           --           400,000      16,000       --        9,197(4)
Lebovitz                1999     259,723       --           --           200,000      41,000       --        8,109(5)
Director,               1998     212,223       254          --           200,000      16,000       --        7,957(6)
President and
Secretary


Eric P. Snyder          2000     311,000       --          150,000(7)      --          9,000       --        6,628(4)
Senior Vice             1999     291,000       --          150,000(7)      --          9,000       --        8,358(5)
President               1998     271,000       508         100,000(7)      --          9,000       --        7,957(6)
and Director of
Corporate
Leasing


Augustus N.             2000     334,000     100,000        --             --          9,000       --        6,628(4)
Stephas                 1999     314,000      75,000        --             --          9,000       --        8,630(5)
Senior Vice             1998     294,100      50,508        --             --          9,000       --        7,957(6)
President --
Accounting and
Controller

-----------------------


(1) All amounts shown represent compensation paid to the named executive officers by the Management Company.

(2) The position shown represents the individual's position with the Company and the Management Company.




                                       12


(3) Amounts shown are based upon the closing price of the Common Stock on the NYSE as of the date of grant of the restricted stock awards. As of December 31, 1998, 20,917 shares of restricted stock with a value as of December 31, 2000 of $529,462 were outstanding and held as follows: (i) Charles Lebovitz - 3,792 shares with a value of $95,985; (ii) John Foy - 9,095 shares with a value of $230,217; and (iii) Stephen Lebovitz - 8,030 shares with a value of $203,259. The additional 20,917 shares of restricted stock held by the above stated executive officers as of December 31, 1998 will vest as follows:
                Charles Lebovitz's 3,792 shares will vest on October 28, 2002, John Foy's 9,095 shares vested in January, 1999, and 5,116 of Stephen Lebovitz's shares vested in 2000 and 2,914 shares will vest in 2003. As of December 31, 1999, 20,199 shares of restricted stock with a value as of December 31, 2000 of $511,287 were outstanding and were held as follows: (i) Charles Lebovitz - 9,170 shares with a value of $232,116; (ii) John Foy
                - 3,949 shares with a value of $99,959; and (iii) Stephen Lebovitz - 7,080 shares with a value of $179,213. The additional 20,199 shares of restricted stock held by the above stated executive officers as of December 31, 1999 will vest as follows:
                Charles B. Lebovitz's 9,170 shares will vest on October 25, 2003; John Foy's 3,949 shares vested on January 1, 2000 and Stephen Lebovitz's 7,080 shares will vest in 2004. As of December 31, 2000, 29,185 shares of restricted stock with a value as of December 31, 2000 of $738,743 were outstanding and held as follows: (i) Charles B. Lebovitz - 11,459 shares with a value of $290,056; and (ii) Stephen D. Lebovitz - 17,726 shares with a value of $448,689. The additional 29,185 shares of restricted stock held by the above stated executive officers as of December 31, 2000 will vest as follows: Charles B. Lebovitz's 11,459 shares will vest in 2004 and Stephen D. Lebovitz's 17,726 shares will vest in 2005. During the vesting period, dividends will be paid on all outstanding shares of restricted stock. All of the shares of restricted stock were issued pursuant to the Stock Incentive Plan.

(4) For fiscal year 2000, amount shown represents term life insurance premiums paid by the Management Company and matching contributions by the Management Company under the CBL & Associates Management, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan").

(5) For fiscal year 1999, amount shown represents term life insurance premiums paid by the Management Company and matching contributions by the Management Company under the 401(k) Plan.

(6) For fiscal year 1998, amount shown represents term life insurance premiums paid by the Management Company and matching contributions by the Management Company under the 401(k) Plan.

(7) Represents amount deferred at Mr. Snyder's election pursuant to a non-qualified deferred compensation arrangement between Mr. Snyder and the Company.

     The following table sets forth information regarding grants of stock options made during fiscal year 2000 to each of the named executive officers:

                                  Option Grants in Last Fiscal Year


                                                    % of Total                                         Potential Realizable
                                  Number of           Options                                            Value at Assumed
                                  Securities        Granted to                                        Annual Rates of Stock
                                  Underlying         Employees        Exercise                        Price Appreciation For
                                   Options              in             or Base                      -------------------------
Individual Grants                  Granted            Fiscal            Price        Expiration
Name                               (#)(1)         Fiscal Year(2)      ($/Sh)(3)         Date             5%           10%
-------------------           --------------      ---------------  ---------------  ----------      -------------------------
Charles B. Lebovitz               16,000               4.27            23.7190         5/03/10        $238,668     $604,832

John N. Foy                       16,000               4.27            23.7190         5/03/10         238,668      604,832

Stephen D. Lebovitz               16,000               4.27            23.7190         5/03/10         238,668      604,832

Eric P. Snyder                     9,000               2.40            23.7190         5/03/10         134,251      340,218

Augustus N. Stephas                9,000               2.40            23.7190         5/03/10         134,251      340,218
 -------------------


                                       13

(1) All options granted to the named executive officers were granted pursuant to the Stock Incentive Plan. All options granted to the named executive officers were granted on May 3, 2000 and become exercisable in five equal annual installments beginning May 3, 2001.

(2) Percentages listed are based on options to purchase a total of 375,000 shares of Common Stock granted by the Company to certain of its officers and employees during fiscal year 2000. Calculations do not include options to purchase an aggregate of 2,000 shares of Common Stock granted to Claude M. Ballard, Leo Fields, William J. Poorvu and Winston W. Walker in fiscal year 2000 pursuant to the Stock Incentive Plan.

(3) The exercise price is generally payable in cash or, in certain circumstances by the surrender, at the fair market value on the date on which the option is exercised, of shares of Common Stock.

(4) Potential realizable value is calculated based on an assumption that the fair market value of the Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant until the end of the option term (10 years). The 5% and 10% assumed rates are mandated by the SEC for purposes of calculating realizable value and do not represent the Company's estimate or projection of future stock prices.

                     Aggregated 2000 Year-End Option Values


     The following table provides information regarding the number and value of options held by each of the named executive officers at December 31, 2000. No options were exercised by any named executive officer during the Company's 2000 fiscal year.

                                                     Number of Securities Underlying         Value of Unexercised
                            Shares                      Unexercised Options at                   In-the-Money
                           Acquired       Value             December 31, 2000            Options at December 31, 2000
                              on         Realized    -------------------------------    ------------------------------
Name                      Exercise(#)      ($)       Exercisable       Unexercisable    Exercisable   Unexercisable(1)
---------------------     -----------    --------    -------------------------------    ------------------------------
Charles B. Lebovitz           -0-           -0-         195,200          61,800           $957,536        $124,863

John N. Foy                   -0-           -0-         130,600          46,400            530,649          83,345

Stephen D. Lebovitz           -0-           -0-         143,400          57,600            550,748          99,994

Eric P. Snyder                -0-           -0-          66,600          32,400            299,249          56,247

Augustus N. Stephas           -0-           -0-          55,800          32,400            237,374          56,247


(1) Amounts listed are based upon the $25.3125 closing price for the Common Stock on the NYSE on December 29, 2000 (last trading day in 2000).

Non-Competition Arrangements

     Charles B. Lebovitz has agreed to refrain from competing with the Company until the later of (i) November 3, 2003 or (ii) two years from the date of termination of his employment. Each of John N. Foy and Stephen D. Lebovitz has agreed to refrain from competing with the Company until two years from the date of termination of his employment. Prohibited competition includes any participation in the development, improvement or construction of any shopping center project, acquiring any interest in a shopping center project or acquiring vacant land for development as a shopping center project. Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz are, however, permitted to hold certain investments which they owned prior completion of the Company's initial public offering in November 1993.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of Claude M. Ballard, Leo Fields, William J. Poorvu and Winston W. Walker, with Mr. Ballard serving as Chairman. None of the members of the Compensation Committee are or have been officers or employees of the Company and each member of the Compensation Committee is an Independent Director.

     No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company or its subsidiaries) with which any member of the Compensation Committee is affiliated.


Report of the Compensation Committee of the Board of Directors

     General. The Company is a self-managed, self-administered, fully-integrated real estate company which is engaged in the ownership, marketing, management, leasing, expansion, development, redevelopment, acquisition and financing of regional malls and community and neighborhood centers.

     The Company operates through its two wholly-owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation ("CBL Holdings I"), and CBL Holdings II, Inc., a Delaware corporation ("CBL Holdings II"). By transfers dated April 1, 1997, the Company assigned its interests in the Operating Partnership to CBL Holdings I and CBL Holdings II, which resulted in CBL Holdings I becoming the 2.8% sole general partner of the Operating Partnership and CBL Holdings II becoming a 69% limited partner of the Operating Partnership. The Company conducts substantially all of its business through the Operating Partnership. To comply with certain technical requirements of the Internal Revenue Code of 1986, as amended (the "Code") applicable to real estate investment trusts, the
Operating Partnership carries out the Company's property management and development activities through the Management Company.

     Neither the Company nor the Operating Partnership has any paid employees. Although Charles B. Lebovitz and the other executive officers named in this Proxy Statement are executive officers of the Company, their compensation is in the form of a base salary and bonus paid entirely by the Management Company.

     The   Compensation   Committee   determines  all  matters  related  to  the
compensation of all officers of the Company of the level of vice president or higher and administers the Stock Incentive Plan.

     Philosophy. It is the philosophy of the Company to ensure that executive compensation be directly linked to financial objectives that the Company believes are primary determinates of stockholder value over time. The Compensation Committee's objectives in administering the Company's executive compensation plan are to ensure that pay levels and incentive compensation are
(i) competitive in attracting and retaining the best personnel, (ii) properly linked to the Company's performance, and (iii) simple in design. To fulfill these objectives, the compensation plan for executives includes base salary, performance based discretionary bonuses and periodic grants of stock awards and stock options pursuant to the Stock Incentive Plan. Non-executive employees of the Company are also eligible to participate in the Stock Incentive Plan.

     The Company believes that the ability to use the Stock Incentive Plan to attract and retain key personnel has substantial value and will be essential to the growth of the Company. The stock option and stock award elements of compensation are designed to encourage and create ownership and retention of the Company's stock by key employees in order to align their long-range interests with those of stockholders and to allow the opportunity for key employees to build, through the achievement of corporate goals, a meaningful ownership stake in the Company.

     Financial Criteria. The Compensation Committee, based on recommendations made by the Company, implemented an executive compensation program in 1994 pursuant to which officers of the level of vice president and higher received during fiscal year 2000, in addition to a base salary, incentive compensation consisting of cash, stock options and stock awards for the achievement of target levels of performance determined by the Compensation Committee. The amount of this additional compensation was determined for each executive officer based upon his contribution to the overall success of the Company. Utilizing the program's basic theory for incentive compensation, cash, stock options and stock awards were granted during fiscal year 2000 to other employees of the Company as performance-based incentive compensation.

     Compensation of the Chief Executive Officer. Charles B. Lebovitz was paid a base salary of $467,987 for 2000. Mr. Lebovitz receives annual reviews for salary increases and discretionary bonuses. Additionally, Mr. Lebovitz participates in the Company's incentive plans, including the Stock Incentive Plan. During fiscal year 2000, Mr. Lebovitz received options to purchase 16,000 shares of Common Stock and awards of an aggregate of 17,105 shares of Common Stock under the Stock Incentive Plan. The awards were determined upon the same criteria as applied to the other executive officers of the Company.

     Policy Regarding Qualifying Compensation. Section 162(m) of the Code imposes a $1,000,000 ceiling on tax-deductible remuneration paid to the five most highly compensated executive officers of a publicly-held corporation. The limitation does not apply to remuneration payable solely on account of the attainment of one or more performance goals approved by a compensation committee. An amendment to the Company's Stock Incentive Plan was adopted in 1996 that limits the number of stock options that may be granted to an employee in any calendar year. This amendment conforms the Stock Incentive Plan to the requirements of "performance-based compensation" exempt from the deductibility limitations of Section 162(m) of the Code.


                             COMPENSATION COMMITTEE
                          Claude M. Ballard (Chairman)
                                   Leo Fields
                                William J. Poorvu
                                Winston W. Walker

Report of the Audit Committee of the Board Of Directors

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee of the Board of Directors of the Company is composed of three Independent Directors (Leo Fields, Chairman, Claude M. Ballard and William
J. Poorvu) and operates under a written charter adopted by the Board of Directors on June 9, 2000 (see Exhibit "A").

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with Management and the Company's independent accountants. Management reported to the Audit Committee that the Company's consolidated financial statements for the
Company's 2000 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with Management and the Company's independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee), as amended.

     The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants their firm's independence. The Audit Committee considered whether the provision of services by the independent accountants (other than audit services) is compatible with maintaining the independent accountants' independence.

     Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                              Leo Fields (Chairman)
                                Claude M. Ballard
                                William J. Poorvu

Performance Graph

     The graph set forth below compares the percentage change in the cumulative stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Total Return Index ("S&P 500") and The National Association of Real Estate Investment Trusts' ("NAREIT") Equity REIT Total
Return Index1 for the period commencing December 31, 1995 through December 31, 2000. The following graph assumes that the value of the investment in the Company and the indices was $100 at the beginning of the period and that dividends were reinvested. The stock price performance presented below is not necessarily indicative of future results:

GRAPH OF THE PERFORMANCE OF THE COMPANY'S STOCK RELATIVE TO
OTHER INDEXES APPEARS HERE.



                                                          Period Ending

Index                              12/31/95   12/31/96   12/31/97   12/31/98   12/31/99    12/31/00
CBL & Associates Properties, Inc.  100.00     128.12     131.20     147.59     128.31       171.43

S & P 500                          100.00     122.86     163.86     210.64     254.97       231.74

NAREIT Equity REIT Index(1)       100.00     135.27     162.67     134.20     128.00       161.76

1 The NAREIT Equity REIT Total Return Index is published monthly, based on the last closing prices of the preceding month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Management Agreement

     The Company is party to a management agreement with the Management Company pursuant to which the Management Company renders management and administrative services with respect to the Company's properties. The Company, through the Operating Partnership, owns 100% of the preferred stock and 5% of the common stock of the Management Company and Charles B. Lebovitz, his family and certain of the Associates own 95% of the common stock of the Management Company. Through the ownership of 100% of the preferred stock of the Management Company, the Company enjoys substantially all of the economic benefits of the Management Company's business. The Management Company also provides management services for certain properties owned by CBL and certain other third parties for which the Management Company is paid a management fee. See "Retained Property Interests."


Partnership Agreement; CBL Rights

     The Company entered into the Operating Partnership Agreement with CBL. The Company, through subsidiaries, serves as the sole general partner of the Operating Partnership and owns, as of March 6, 2001, 25,247,198 common partnership units, representing an aggregate 51.1% interest in the Operating Partnership. CBL owns 7,335,189 common partnership units, representing a 14.8% limited partner interest in the Operating Partnership. Certain executive and senior officers also own common partnership units.

     Pursuant to the Operating Partnership Agreement, the limited partners were granted CBL Rights, consisting of the rights to exchange all or a portion of their common partnership units in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company's election. The CBL Rights may be exercised at any time and from time to time to the extent that, upon exercise of the CBL Rights, the exercising party shall not beneficially or constructively own shares of Common Stock in excess of the applicable ownership limit. The Company, however, may not pay in shares of Common Stock to the extent that this would result in a limited partner beneficially or constructively owning in the aggregate more than its applicable Ownership Limit or otherwise jeopardize, in the opinion of counsel to the Company, the Company's qualification as a real estate investment trust for tax purposes.

     The number of shares of Common Stock and/or cash received by the limited partners of the Operating Partnership upon exercise of CBL Rights will be based upon the equivalent number of partnership units owned by the limited partners on a one-for-one basis and the amount of cash received by the limited partners upon such exercise, if the Company elects to pay cash, will be based upon the trading price of the shares of Common Stock at the time of exercise.

     CBL Rights will expire in November 2043 if not exercised prior to that date.


Jacobs Acquisition

     On January 31, 2001, the Company acquired from Jacobs Realty Investors Limited Partnership and certain of its affiliates and partners a portfolio of 21 malls and 2 associated centers for an aggregate consideration of approximately $1.3 billion, and, in a separate transaction, the Company acquired the remaining 50% interest in Madison Square Mall in Huntsville, Alabama. In connection with these transactions, the Operating Partnership issued 12,659,677 special common units of the Operating Partnership (SCUs), representing in the aggregate a 25.48% limited partner interest in the Operating Partnership. Each SCU is initially entitled to receive a quarterly distribution of $0.725625 (equivalent to an annual distribution of $2.9025). SCUs may, at any time after the earlier of (i) the third anniversary of their issuance, or (ii) the death of the beneficial owner of the SCUs, be exchanged for cash, shares of the Company's Common Stock (on a one-for-one basis) or any combination of cash or shares of Common Stock, at the Company's election. Following the tenth anniversary of their issuance, the Company will have the right to convert the SCUs into common partnership units of the Operating Partnership.

     In connection with the Jacobs Acquisition, the Company agreed to expand its Board of Directors from seven to nine members and to nominate two of Jacobs' designees as members of the Board. Martin J. Cleary and Gary L. Bryenton were appointed the Board as Jacobs' initial designees. Jacobs will continue to be entitled to nominate two Board members until the Jacobs family beneficially owns fewer than 6.78 million SCUs and shares of Common Stock, following which Jacobs will be entitled to nominate only one Board member. Jacobs will no longer be entitled to nominate any Board members if the Jacobs family beneficially owns fewer than 3.34 million SCUs and shares of Common Stock. CBL and certain of the Company's executive officers have agreed to vote their shares in favor of Jacobs' designees until the twelfth anniversary of the Jacobs Acquisition.

     Jacobs and certain affiliated entities and persons have agreed to a 12-year standstill period during which they will not seek to acquire control of the Company and will not to participate in a group which seeks to acquire such control. Jacobs also agreed until the twelfth anniversary of the Jacobs Acquisition to vote its shares in favor of the election of the Board's nominees to the Board of Directors who are running unopposed and uncontested.

     Subject to certain exceptions, Richard E. Jacobs has agreed not to acquire, develop, manage, own, lease or invest in regional mall shopping centers within 15 miles of certain properties acquired from Jacobs or within 12 miles of any other of the Company's existing malls or malls acquired from Jacobs.

     In connection with the Jacobs Acquisition, the Company agreed to seek stockholder approval of an amendment to its certificate of incorporation which, among other things, permits the Lebovitz Group (as defined in the Company's certificate of incorporation) and the Jacobs Group (as defined in the amendment) to beneficially and constructively own in the aggregate 37.99% of the Company's equity stock. The Company's stockholders approved of this amendment at a special meeting of stockholders held on January 19, 2001.


Retained Property Interests

     CBL owns interests in outparcels at certain of the Company's malls and a minority interest in one mall, the majority interest in which is owned by a third party. Certain members of Charles B. Lebovitz's family and his father's estate continue to own four community and neighborhood centers and two tracts of vacant land. The properties retained by CBL and the properties owned by the Lebovitz family are managed and leased by the Management Company which receives a fee for its services. During fiscal year 2000, CBL and the Lebovitz family paid the Management Company approximately $84,000 under such arrangement.


Affiliated Entities

     Certain executive officers of CBL collectively have a non-controlling interest in a major national construction company that built substantially all of the properties developed by the Company and is currently building the Company's construction properties. Charles B. Lebovitz is also a director of the construction company. The majority interest in the construction company is held by the members of its senior management, none of whom are affiliated with CBL or the Company. As of December 31, 2000, the Company had 19 active contracts (including contracts in respect of each of the construction properties) with such construction company having aggregate value of approximately $88 million. During fiscal year 2000, the Company paid approximately $123 million to this construction company.

     The construction company and CBL own all of the interests of a partnership that owns two aircraft and a fractional interest in another aircraft used by the personnel of the Company and the construction company. Each partner contributes equally to fixed costs and shares variable costs through an hourly charge based on usage. The Company reimburses the partnership for costs on an hourly basis associated with use of the aircraft relating to the business of the Company. During fiscal year 2000, the Company paid approximately $1 million as reimbursement for operating expenses pursuant to such arrangement.

     The Bylaws provide that any contract or transaction between the Company or the Operating Partnership and one or more directors or officers of the Company or between the Company or the Operating Partnership and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, must be approved by disinterested directors or stockholders after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.


Certain Leases

     Certain executive officers and certain Company employees are partners in partnerships that lease 22 spaces representing approximately 43,000 square feet in 12 of the Company's malls as tenants. Such spaces are operated as food service and entertainment establishments. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.

     Shumacker & Thompson, P.C., local counsel to the Company and CBL, leases 2,536 square feet of office space at the Company's office building. The construction company also leases 10,054 square feet of office space at the Company's office building. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.


Other

     Charles B. Lebovitz, certain members of his family, certain of the Associates, a partnership consisting of certain of the Associates, and Eric P. Snyder have personally guaranteed an aggregate of $12.99 million of the debt of the Operating Partnership. Such guarantee is payable only if, and to the extent that, proceeds from a foreclosure sale of all assets of the Operating Partnership are not in excess of the guarantee.

     Charles B. Lebovitz is currently an advisory director of First Tennessee Bank, N.A., Chattanooga, Tennessee ("First Tennessee"). The Company is currently maintaining an $80 million line of credit from First Tennessee that matures in 2002. There was approximately $24.9 million outstanding on this line of credit at December 31, 2000. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with First Tennessee on competitive terms.

     John N. Foy is currently an advisory director of AmSouth Bank of Tennessee ("AmSouth"). The Company is currently maintaining a $5 million line of credit from AmSouth that matures in 2002. There was approximately $1.2 million outstanding on this line of credit at December 31, 2000. In addition, AmSouth is a participant in the First Tennessee line of credit referred to in the immediately preceding paragraph and is the lender on a certain loan involving the Company's project named Sand Lake Corners in Orlando, Florida which loan, at December 31, 2000, had approximately $14.0 million outstanding. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with AmSouth on competitive terms.

         RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS



     The Board of Directors proposes and recommends that the stockholders ratify the selection of the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the year ending December 31, 2001. Arthur Andersen LLP served as the Company's independent public accountants from the Company's inception in July 1993 to the present. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Arthur Andersen LLP to audit the Company's consolidated financial statements for the 2001 fiscal year. A representative of Arthur Andersen LLP will attend the Annual Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.


Audit Fees

     Audit Fees billed by Arthur Andersen LLP during the Company's 2000 fiscal year for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $166,500.


Financial Information Systems Design and Implementation Fees

     The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the Company's 2000 fiscal year.


All Other Fees

     The aggregate fees billed by Arthur Andersen LLP during the Company's 2000 fiscal year for other services rendered to the Company totaled $892,260.



                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  "FOR" THE RATIFICATION OF THE SELECTION OF
                     ARTHUR ANDERSEN LLP AS THE COMPANY'S
                    INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS


     In accordance with the rules established by the SEC, stockholder proposals to be included in the Company's proxy statement with respect to the 2001 Annual Meeting of Stockholders must be received by the Company at its executive offices located at 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421 no later than November 25, 2001.

     In addition, the Company's Bylaws provide that any stockholder of record desiring to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting (the "Anniversary Date"); provided, however, that stockholders will have additional time to deliver the required notice in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date.

                        OTHER BUSINESS OF THE MEETING


     Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which the management is not now aware may come before the meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

                       By Order of the Board of Directors
                                STEPHEN D. LEBOVITZ
                                    Secretary


Chattanooga, Tennessee
March 29, 2001


     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, CBL & ASSOCIATES PROPERTIES, INC., 6148 LEE HIGHWAY, SUITE 300, CHATTANOOGA, TENNESSEE 37421-6511.

                                                                      EXHIBIT A
                                   CHARTER OF

                               THE AUDIT COMMITTEE

                                       OF

                        CBL & ASSOCIATES PROPERTIES, INC.


         I.       SCOPE, PURPOSE AND STATEMENT OF POLICY

     There shall be a Committee of the Board known as the "Audit Committee". The Audit Committee shall provide assistance to the Board in fulfilling the Board's responsibilities relating to (i) the Company's accounting and procedures; (ii) the Company's financial reporting and disclosure practices; and (iii) the quality and integrity of the Company's financial reports. The Audit Committee shall endeavor to maintain free and open communication between the Board, the Company's independent accountants/auditors and the Company's accounting and financial personnel. The Audit Committee shall have a clear understanding with the Company's independent accountants/auditors that the Company's independent accountants/auditors are ultimately accountable to the Board and to the Audit Committee.

         II.      STRUCTURE

     The Audit Committee shall be comprised of not less than three (3) members of the Board as determined by the Board. Each director appointed to the Audit Committee shall be independent and free of any relationship that, in the Board's opinion, would interfere with such director's exercise of independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be financially literate and at least one (1) member of the Audit Committee shall have accounting or related financial management expertise. The Audit Committee shall be appointed by the Board on an annual basis and each member of the Audit Committee shall serve until his/her successor shall have been duly elected and qualified.

III.     RESPONSIBILITIES

     The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions. The Audit Committee shall:

     1. Require and review, on at least an annual basis or more often if the circumstances so require, a written statement from the Company's independent accountants/auditors regarding the relationships and services which may impact the independence of the Company's independent accountants/auditors, review and discuss such relationships and services with the Company's independent accountants/auditors;

     2. Meet with the Company's independent accountants/auditors and the Company's financial and accounting personnel to review and discuss the matters required to be discussed with the Company's independent accountants/auditors under Statement on Auditing Standards (SAS) No. 61 as may be amended or modified;

     3. Review and discuss with the Company's management the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K and determine, on an annual basis, whether to recommend to the Board the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K; and


EXHIBIT A (continued)


     4. Prepare a written report of the Audit Committee for inclusion in the Company's annual proxy statement issued in conjunction with the Company's annual shareholders' meeting containing the items required by applicable rules of the SEC and NYSE.

IV.      ADDITIONAL FUNCTIONS

     In addition to the responsibilities set forth above, the Audit Committee shall:

(i) Review and recommend to the Board the selection, evaluation and, where appropriate, the replacement of the Company's independent accountants/auditors or the nomination of independent accountants/auditors to be proposed for approval by the Company's shareholders pursuant to any proxy statement;


(ii) If appropriate, recommend to the Company's Board appropriate action in response to the independent accountants/auditors' written statement referred to in Article III(i) above to satisfy the Company's Board as to the independence of the Company's independent accountants/auditors;

(iii) Meet at least two (2) times per fiscal year of the Company, or more often if the circumstances so require, and such meetings may be held in person or via telephonic link;

(iv) Meet with the Company's independent accountants/auditors and the Company's financial and accounting personnel to review and discuss (A) the scope of the Company's annual audit to be performed by the independent accountants/auditors and audit procedures to be utilized in such annual audit; (B) the Company's internal audit function; and (C) the scope and adequacy of the Company's accounting and financial controls;

(v) Provide sufficient opportunity for the Company's independent accountants/auditors and/or the Company's accounting and financial personnel to meet with the Audit Committee without the Company's management being present;


(vi) Review any matter brought to the attention of the Audit Committee within the scope of its duties and purpose and, if deemed advisable by the Audit Committee, investigate such matters and, if necessary, retain independent professional advice on any such matters;

(vii) Review the Charter of the Audit Committee on an annual basis and recommend to the Board any revisions, amendments or modifications thereto that the Audit Committee deems necessary or appropriate; and

(viii) Do such other things as may be required of audit committees by the SEC and/or the NYSE.